PRINCIPAL FUNDS. INC.
AMENDED AND RESTATED SUB-ADVISORY AGREEMENT
BROOKFIELD INVESTMENT MANAGEMENT  INC. SUB-ADVISED
FUND

AMENDED AND RESTATED SUB-ADVISORY AGREEMENT (the
"Agreement") executed as of the 1st day of October, 2017, by and between PRINCIPAL GLOBAL INVESTORS, LLC, a Delaware limited liability company (hereinafter called the "Manager"), and BROOKFIELD INVESTMENT MANAGEMENT INC., a Delaware corporation (hereinafter called the "Sub-Advisor") .

W I T N E S S E T H:

WHEREAS, the Manager is the manager and investment adviser to each Series of Principal Funds, Inc., (the "Fund"), an open-end management investment company registered under the Investment Company Act of 1940, as amended (the "1940 Act"); and

WHEREAS , the Manager desires to retain the Sub-Advisor to render discretionary investment advisory services for all or a portion of the assets of each Series of the Fund identified in Appendix A hereto, as may be amended from time to time (hereinafter called "Series"), which the Manager has agreed to provide to the Fund, and the Sub-Advisor desires to furnish such services; and

WHEREAS , the Manager and the Sub-Advisor agree to amend and restate the Sub-Advisory Agreement by and between the Manager
(having assumed the rights and obligation of Principal Management
Corporation) and the Sub- Advisor, dated as of the 3rd day of February, 2012, as amended, with this Agreement; and

WHEREAS , The Manager has furnished the Sub-Advisor with copies properly certified or authenticated of each of the following and will promptly provide the Sub-Advisor with copies properly certified or authenticated of any amendment or supplement thereto:

(a)	Management Agreement (the "Management Agreement") with
the Fund;
(b)	The  Fund's  registration  statement  and  financial  statements as  filed  with  the  Securities  and  Exchange Commission (the
"SEC");
(c)	The Fund's Articles of Incorporation and By-laws;
(d)	Policies, procedures or instructions adopted or approved  by the Board of Directors of the Fund relating to obligations and services to be provided by the Sub-Advisor.
NOW, THEREFORE , in consideration of the premises and the terms and conditions hereinafter set forth, the parties agree as follows:

1.	Appointment  of Sub-Advisor

In accordance with and subject to the Management Agreement , the Manager hereby appoints the Sub-Advisor to perform the services described in Section 2 below for investment and reinvestment of such portion of the assets of each Series as may be allocated to the Sub-Advisor by the Manager, from time to time (the "Allocated Assets"), subject to the control and direction of the Manager and the Fund's Board of Directors, for the period and on the terms hereinafter set forth. The Sub-Advisor accepts such appointment and agrees to furnish the services hereinafter set forth for the compensation herein provided. The Sub-Advisor shall for all purposes herein be deemed to be an independent contractor and shall, except as expressly provided or authorized, have no authority to act for or represent the Fund or the Manager in any way or otherwise be deemed an agent of the Fund or the Manager.

2.	Obligations  of and Services to be Provided by the Sub-Advisor
The Sub-Advisor will:

(a)	Provide investment advisory services, including but not
limited to research, advice and supervision for the Allocated
Assets of each Series.
(b)	Furnish to the Board of Directors of the Fund for approval
(or any appropriate committee of such Board), and revise
from time to time as conditions require, a recommended
investment program for each Series consistent with each
Series' respective investment objective(s) and policies and
any investment guidelines applicable to the Allocated
Assets.
(c)	Implement the approved investment program for the
Allocated Assets by placing orders for the purchase and
sale of securities without prior consultation with the
Manager and without regard to the length of time the
securities have been held, the resulting rate of portfolio
turnover or any tax considerations , subject always to the provisions of the Fund's Registration Statement, Articles of Incorporation and Bylaws and the requirements of the 1940
Act, as each of the same shall be from time to time in effect.
(d)	Advise and assist the officers of the Fund, as requested by
the officers, in taking such steps as are necessary or
appropriate to carry out the decisions of its Board of
Directors, and any appropriate committees of such Board,
regarding the general conduct of the investment business of
each Series.
(e)	Maintain, in connection with the Sub-Advisor's investment
advisory services provided to the Allocated Assets, its
compliance with the 1940 Act and the regulations adopted
by the SEC thereunder and the Series' investment
strategies and restrictions as stated in the Fund's
prospectus and statement of additional information and any investment guidelines applicable to the Allocated Assets.
(f)	Report to the Board of Directors of the Fund at such times
and in such detail as the Board of Directors may reasonably
deem appropriate in order to enable it to determine that the investment policies, procedures and approved investment program of each Series (and any investment guidelines
applicable to the Allocated Assets) are being observed.
(g)	Upon request, provide assistance in the determination of
the fair value of certain securities when reliable market
quotations are not readily available for purposes of
calculating net asset value in accordance with procedures
and methods established by the Fund's Board of Directors.
(h)	Furnish, at its own expense, (i) all necessary investment
and management facilities , including salaries of clerical and other personnel required for it to execute its duties faithfully, and (ii) administrative facilities, including bookkeeping, clerical personnel and equipment necessary for the efficient conduct of its duties under this Agreement.
(i)	Open accounts with Foreign Account Tax Compliance Act
compliant broker-dealers and futures commission
merchants ("broker-dealers"), select broker-dealers to effect all transactions for each Series, place all necessary orders with broker-dealers or issuers (including affiliated broker-dealers), and negotiate commissions, if applicable. To the extent consistent with applicable law, purchase or sell
orders for each Series may be aggregated with
contemporaneous purchase or sell orders of other clients of
the Sub- Advisor . In such event allocation of securities so sold or purchased, as well as the expenses incurred in the transaction , will be made by the Sub-Advisor in the manner the Sub-Advisor considers to be the most equitable and
consistent with its fiduciary obligations to the Fund and to other clients. The Sub-Advisor will report on such
allocations at the request of the Manager, the Fund or the
Fund's Board of Directors providing such information as the
number of aggregated trades to which each Series was a
party, the broker-dealers to whom such trades were
directed and the basis for the allocation for the aggregated trades. The Sub-Advisor shall use its best efforts to obtain execution of transactions for each Series at prices which are advantageous to the Series and at commission rates
that are reasonable in relation to the benefits received.
However, the Sub-Advisor may select brokers or dealers on
the basis that they provide brokerage, research or other
services or products to the Sub-Advisor . To the extent
consistent with applicable law, the Sub-Advisor may pay a
broker or dealer an amount of commission for effecting a
securities transaction in excess of the amount of
commission or dealer spread another broker or dealer
would have charged for effecting that transaction if the Sub-Advisor determines in good faith that such amount of commission is reasonable in relation to the value of the
brokerage and research products
and/or services provided by such broker or dealer. This determination , with respect to brokerage and research products and/or services,  may be viewed in terms of either
that particular transaction or the overall responsibilities
which the Sub-Advisor and its affiliates have with respect to each Series as well as to accounts over which they exercise investment discretion. Not all such services or products need be used by the Sub-Advisor in managing the Allocated
Assets . In addition, joint repurchase or other accounts may not be utilized by the Series except to the extent permitted under any exemptive order obtained by the Sub-Advisor
provided that all conditions of such order are complied with.
(j)	U) Maintain all accounts , books and records with respect to the Allocated Assets of each Series, as applicable , as are
required of an investment advisor of a registered investment company pursuant to the 1940 Act and Investment Advisers
Act of 1940, as amended (the "Advisers Act"), and the rules thereunder, and furnish the Fund and the Manager with such periodic and special reports as the Fund or the
Manager may reasonably request. In compliance with the
requirements of Rule 31a-3 under the 1940 Act, the Sub-
Advisor hereby agrees that all records that it maintains for each Series are the property of the Fund, agrees to
preserve for the periods described by Rule 31a-2  under the
1940 Act any records that it maintains for the Series and
that are required to be maintained by Rule 31a-1 under the
1940 Act , and further agrees to surrender promptly to the
Fund any records that it maintains for the Series upon
request by the Fund or the Manager. For the avoidance of
doubt, the Sub-Advisor has no responsibility for the
maintenance of Fund records except insofar as is directly
related to the services the Sub-Advisor provides hereunder
with respect to the Allocated Assets of each Series , as
applicable.
(k)	Observe and comply with Rule 17j-1 under the 1940 Act
and the Sub-Advisor 's Code of Ethics adopted pursuant to
that Rule as the same may be amended from time to time.
The Manager acknowledges receipt of a copy of the Sub-
Advisor 's current Code of Ethics. The Sub-Advisor shall
promptly forward to the Manager a copy of any material
amendment to the Sub-Advisor's Code of Ethics along with certification that the Sub-Advisor has implemented procedures for administering the Sub-Advisor 's Code of
Ethics.
(l)	From time to time as the Manager or the Fund may request,
furnish the requesting party reports on portfolio transactions and reports on investments held by a Series, all in such
detail as the Manager or the Fund may reasonably request.
The Sub-Advisor will make available its officers and
employees to meet with the Fund's Board of Directors at the
Fund's principal place of business, provided reasonable
prior notice is provided, to review the investments of a
Series.
(m)	Provide such information as is customarily provided by a
sub-advisor, or as may be required or reasonably requested
by the Manager, for the Fund or the Manager to comply with
their respective obligations under applicable laws, including, without limitation, the Internal Revenue Code of 1986, as amended (the "Code"), the 1940 Act , the Advisers Act, the Securities Act of 1933, as amended (the "Securities Act"), and any state securities laws, and any rule or regulation
thereunder . Such information includes, but is not limited to:
the Sub-Advisor 's compliance manual and policies and
procedures adopted to comply with Rule 206(4)-7 of the
Advisers Act; the Sub-Advisor's most recent annual
compliance report or a detailed summary of such report;
timely and complete responses to all Quarterly Compliance Questionnaires (including the identification of any material compliance matters and a copy of any material changes to the Sub-Advisor's Rule 206(4)-7 compliance policies and
procedures, marked to show changes along with a written
summary of the purpose of each such change) ; Annual
Proxy Voting Questionnaires ; Annual Best Execution and
Soft Dollar Questionnaires, and responses to all other
reasonable requests from the Manager. The Sub-Advisor
agrees to make available for the Manager's review, upon
reasonable notice at the offices of the Sub-Advisor, all
deficiency letters issued by the SEC together with all
responses given by Sub-Advisor to such letters. The Sub-
Advisor will advise the Manager of any material changes in
the Sub- Advisor 's ownership within a reasonable time after any such change.
(n)	Vote proxies received on behalf of each Series (with respect to the portion thereof allocated to the Sub- Advisor) in a manner consistent with the Sub-Advisor 's proxy voting policies and procedures and provide a record of votes cast containing all of the voting information required by Form N-
PX in an electronic format to enable the Series to file Form
N-PX as required by SEC rule.

(o)	Respond to tender offers, rights offerings and other
voluntary corporate action requests affecting securities held by each Series (with respect to the portion thereof allocated to the Sub-Advisor).

(p)	Cooperate with the Manager in its performance of quarterly
and annual tax compliance tests to monitor the Series' compliance with Subchapter M of the Code and Section
817(h) of the Code. If it is determined by the Manager or its tax advisors that the Series is not in compliance with the requirements imposed by the Code, the Sub-Advisor, in consultation with the Manager and its tax advisors, will take prompt action in managing the Allocated Assets to bring the Series back into compliance with the time permitted under the Code.

3.	Prohibited Conduct

In providing the services described in this agreement, the Sub-
Advisor will not consult with any other investment advisory firm that provides investment advisory services to any investment company sponsored by Principal Life Insurance Company regarding transactions for the Fund in securities or other assets.

4.	Compensation

As full compensation for all services rendered and obligations assumed by the Sub-Advisor hereunder with respect to the Allocated Assets, the Manager shall pay the compensation specified in Appendix A to this Agreement.

5.	Liability of Sub-Advisor

Neither the Sub-Advisor nor any of its directors, officers, employees, agents or affiliates shall be liable to the Manager, the Fund or its shareholders for any loss suffered by the Manager or the Fund resulting from any error of judgment made in the good faith exercise of the Sub-Advisor's duties under this Agreement or as a result of the failure by the Manager or any of its affiliates to comply with the terms of this Agreement except for losses resulting from willful misfeasance, bad faith or gross negligence of, or from reckless disregard of, the duties of the Sub-Advisor or any of its directors, officers, employees , agents (excluding any broker-dealer selected by the Sub-Advisor), or affiliates.

6.	Trade  Errors

The Sub-Advisor will notify the Manager of any Trade Error(s), regardless of materiality , promptly upon the discovery of such Trade Error(s) by the Sub-Advisor . Notwithstanding Section 5, the Sub-Advisor shall be liable to the Manager, the Fund or its shareholders for any loss suffered by the Manager or the Fund resulting from Trade Errors due to negligence, misfeasance, or disregard of duties of the Sub-Advisor or any of its directors, officers, employees , agents (excluding any broker-dealer selected by the Sub-Advisor), or affiliates . For purposes under this Section 6, "Trade Errors" are defined as errors due to (i) erroneous orders by the Sub- Advisor for the Allocated Assets that result in the purchase or sale of securities that were not intended to be purchased or sold; (ii) erroneous orders by the Sub-Advisor that result in the purchase or sale of securities for the Allocated Assets in an unintended amount or price; or (iii) purchases or sales of financial instruments which violate the investment limitations or restrictions disclosed in the Fund's registration statement and/or imposed by applicable law or regulation (calculated in relation to the Allocated Assets), unless otherwise agreed to in writing.

7.	Supplemental Arrangements

The Sub-Advisor may enter into arrangements with other persons affiliated with the Sub-Advisor or with unaffiliated third parties to better enable the Sub-Advisor to fulfill its obligations under this Agreement for the provision of certain personnel and facilities to the Sub- Advisor , subject to written notification to and approval of the Manager and, where required by applicable law, the Board of Directors of the Fund; provided, however, that entry into any such arrangements shall not relieve the Sub-Advisor of any of its obligations under this Agreement.

8.	Regulation
The Sub-Advisor shall submit to all regulatory and administrative bodies having jurisdiction over the services provided pursuant to this Agreement any information, reports or other material which any such body may request or require pursuant to applicable laws and
regulations.
9.	Duration and Termination of This Agreement
This Agreement shall become effective with respect to a Series as of the corresponding date set forth on Appendix B to this Agreement, as may be amended from time to time, and, unless otherwise terminated with respect to such Series, shall continue in effect thereafter for the initial term set forth on Appendix B to this Agreement , and thereafter from year to year, provided that in each case the continuance is specifically approved within the period required by the 1940 Act either by the Board of Directors of the Fund or by a vote of a majority of the outstanding voting securities of the Series and in either event by a vote of a majority of the Board of Directors of the Fund who are not interested persons of the Manager, Principal Life Insurance
Company, the Sub-Advisor or the Fund cast in person at a meeting called for the purpose of voting on such approval.
If the shareholders of a Series fail to approve the Agreement or any continuance of the Agreement in accordance with the requirements of the 1940 Act, the Sub-Advisor will continue to act as Sub-Advisor with respect to the Allocated Assets of such Series pending the required approval of the Agreement or its continuance or of any contract with the Sub-Advisor or a different manager or sub-advisor or other definitive action; provided, that the compensation received by the Sub-Advisor in respect to the Allocated Assets of such Series during such period is in compliance with Rule 15a-4 under the 1940
Act.
This Agreement may be terminated with respect to a Series at any time without the payment of any penalty by the Board of Directors of the Fund or by the Sub-Advisor, the Manager or by vote  of a majority of the outstanding voting securities of the Series on sixty days' written notice. This Agreement shall automatically terminate in the event of its assignment. In interpreting the provisions of this Section 9, the definitions contained in Section 2(a) of the 1940 Act (particularly the definitions of "interested person," "assignment," "voting security" and "majority of the outstanding voting securities") shall be applied.
10.	Amendment  of this Agreement
No amendment of this Agreement shall be effective unless in writing and signed by both parties. No material amendment of this
Agreement shall be effective until approved , if required by the 1940 Act or the rules, regulations, interpretations or orders issued thereunder , by vote of the holders of a majority of the outstanding voting securities of the Series (as defined in the 1940 Act) and by vote of a majority of the Board of Directors of the Fund who are not interested persons (as defined in the 1940 Act) of the Manager, the Sub-Advisor , Principal Life Insurance Company or the Fund cast in person at a meeting called for the purpose of voting on such approval.
11.	Additional Series
In the event the Manager wishes to appoint the Sub-Advisor to perform the services described in this Agreement with respect to one or more additional Series of the Fund after the effective date of this Agreement , such Series will become a Series under this Agreement upon approval of this Agreement in the manner required by the 1940
Act and the amendment of Appendices A and B hereto.
12.	General Provisions

(a)	Each party agrees to perform such further acts and execute
such further documents as are necessary to effectuate the
purposes hereof. This Agreement shall be construed and
enforced in accordance with and governed by the laws of the
State of Iowa. The captions in this Agreement are included for convenience only and in no way define or delimit any of the
provisions hereof or otherwise affect their construction or effect.
(b)	Any notice under this Agreement shall be in writing, addressed and delivered or mailed postage pre-paid to the other party at such address as such other party may designate for the receipt of such notices.
Until further notice to the other party, it is agreed that the address of the Manager for this purpose shall be Principal
Financial Group, Des Moines, Iowa 50392-0200, and the address of the Sub-Advisor shall be Three World Financial
Center, 200 Vesey Street, New York, New York 10281-1010,
Attn: General Counsel.

(c)	The Sub-Advisor will promptly notify the Manager in writing of the occurrence of any of the following events:

(1)	the Sub-Advisor fails to be registered as an investment
adviser under the Advisers Act or under the laws of any jurisdiction in which the Sub-Advisor is required to be registered as an investment advisor in order to perform
its obligations under this Agreement.
(2)	the Sub-Advisor is served or otherwise receives  notice of
any action, suit, proceeding , inquiry or investigation, at
law or in equity, before or by any court, public board or
body, involving the affairs of a Series.
(3)	the Sub-Advisor becomes aware of any pending or
threatened action, suit,  proceeding, inquiry or
investigation that is reasonably likely to result in a
conviction , order, judgment or decree issued with respect
to it or any affiliate that could reasonably be expected to
result in the Sub-Advisor becoming ineligible to serve as
an investment adviser of a registered investment
company under the 1940 Act.
(4)	the Sub-Advisor becomes aware of a transaction or
series of transactions that is reasonably likely to result in a change in the management or control of the Sub-
Advisor or a controlling person thereof or otherwise in the assignment (as defined in the 1940 Act) of this
Agreement by the Sub-Advisor.
(d)	The Manager shall provide (or cause the Series custodian to
provide) timely information to the Sub-Advisor regarding such matters as the composition of the assets of a Series, cash requirements and cash available for investment in a Series, and all other reasonable information as may be necessary for the Sub-Advisor to perform its duties and responsibilities hereunder.

(e)	The Sub-Advisor represents that it will not enter into any
agreement , oral or written, or other understanding under which the Fund directs or is expected to direct portfolio securities transactions , or any remuneration, to a broker or dealer in consideration for the promotion or sale of Fund shares or shares issued by any other registered investment company . The Sub-Advisor further represents that it is contrary to the Sub- Advisor's policies to permit those who select brokers or dealers for execution of Fund portfolio securities transactions to take into account the broker's or dealer's promotion or sale of Fund shares or shares issued by any other registered investment company.

(f)	The Sub-Advisor agrees that neither it nor any of its affiliates will in any way refer directly or indirectly to its relationship with the Fund, the Series, or the Manager or any of their respective affiliates in offering , marketing or other promotional materials without the express written consent of the Manager.

(g)	This Agreement contains the entire understanding and
agreement of the parties.

13.	The Sub-Advisor acknowledges Manager's representation that the
Diversified Real Asset Fund series does not rely on the exclusion from the definition of "commodity pool operator" under Section 4 .5 of the General Regulations under the Commodity Exchange Act (the
"CEA").

The Sub-Advisor represents that it is a commodity trading advisor duly registered with the Commodity Futures Trading Commission and is a member in good standing of the National Futures Association
(the NFA) or is relying on an exemption from registration as a commodity trading advisor . As applicable, the Sub-Advisor shall maintain such registration and membership in good standing or continue to qualify for an exemption from registration as a commodity trading advisor during the term of this Agreement. Further, the Sub-Advisor agrees to notify the Manager within a commercially reasonable time upon (i) a statutory disqualification of the Sub-Advisor under Sections 8a(2) or 8a(3) of the CEA, (ii) a suspension , revocation or limitation of the Sub- Advisor's commodity trading advisor registration or NFA membership , or (iii) the institution of an action or proceeding that would reasonably be expected to lead to a statutory disqualification under the CEA or an investigation by any governmental agency or self-regulatory organization relating to Sub-Advisor's registration as a commodity trading advisor, in each case, subject to applicable law, attorney-client privilege and confidentiality restrictions.


[REMAINDER  OF PAGE INTENTIONALLY LEFT BLANK.
SIGNATURE PAGE TO FOLLOW]
IN WITNESS WHEREOF, the parties have duly executed this Agreement on the date first above written.

PRINCIPAL GLOBAL INVESTORS, LLC




By:
/s/ Michael J. Beer

Name:
Michael J. Beer

Title:
Executive Director - Principal Funds




By:
/s/ Adam U. Shaikh

Name:
Adam U. Shaikh

Title:
Counsel


BROOKFIELD INVESTMENT MANAGEMENT INC.




By:
/s/ Brian F. Hurley

Name:
Brian F. Hurley

Title:
Managing Director



APPENDIX  A



[INTENTIONALLY OMITTED]
APPENDIX  B


Effective Date and Initial Term of Sub-Advisory Agreement for each
Series
Series
Effective Date
Initial Term
Diversified Real Asset Fund
February 3, 2012
2 Years